March 9, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read the statements made by Growth-Income Fund, Growth Fund, American High-Income Trust, Ultra-Short Bond Fund, U.S. Government Securities Fund, American Funds Mortgage Fund, International Growth and Income Fund, American Funds Global Balanced Fund, Asset Allocation Fund, International Fund, Washington Mutual Investors Fund, Capital World Growth and Income Fund, Global Small Capitalization Fund, New World Fund, Global Growth Fund, The Bond Fund of America, Capital World Bond Fund, Capital Income Builder, U.S. Small and Mid Cap Equity Fund, Managed Risk Asset Allocation Fund, Managed Risk Growth Fund, Managed Risk Growth-Income Fund, Managed Risk International Fund, and Managed Risk Washington Mutual Investors Fund, which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 8 of Form N-CSR of the funds listed above dated March 9, 2026. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP Los Angeles, California